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                                                                    Exhibit 5(a)

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
[Lincoln Financial Group(R) LOGO]                                                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                                             Service Office: PO Box 21008, Greensboro, NC 27420-1008
                                                                                          (hereinafter referred to as "the Company")

APPLICATION FOR LIFE INSURANCE - PART I

     APPLICANT INFORMATION - PROPOSED INSURED A (REQUIRED SECTION)

1.   Proposed Insured A                                                                            2.   [_] Male
     (FIRST, MIDDLE, LAST)                                                                              [_] Female

_______________________________________________________________________________________________

3.   Date of Birth (If over age 70, please complete Section D.)   4.   Soc. Sec. No.               5.   Are you a citizen of the
     (MM/DD/YY)                                                                                         United States? [_] Y   [_] N
                                                                                                        If "No," what country?

______________________________________________________________    __________________________________________________________________

6.   Place of Birth (STATE, COUNTRY)                              7.   Driver's License # & State

______________________________________________________________    __________________________________________________________________

8.   Home Address
     (STREET, CITY, STATE, ZIP)

____________________________________________________________________________________________________________________________________

9.   Occupation/Duties                                            10.  Employer

______________________________________________________________    __________________________________________________________________

11.  Business Address
     (STREET, CITY, STATE, ZIP)

____________________________________________________________________________________________________________________________________

12.  Annual Earned                                                13.  Annual Unearned             14.  Net
     Income $____________________                                      Income $_______________          Worth $_______________

15.  In the last 5 years have you filed for                       16.  Primary Phone #   [_] AM    17.  Work Phone #   [_] AM
     bankruptcy? [_] Y   [_] N                                                           [_] PM                        [_] PM
     (IF "YES," PLEASE COMPLETE THE FINANCIAL SUPPLEMENT.)

     COVERAGE INFORMATION (AS AVAILABLE PER PRODUCT)

18.  Plan of Insurance ________________________________________   19.  Amount of Insurance $_____________________________________
                                                                                               (SPECIFIED AMOUNT, IF UL OR VUL)

20. (i)  Death Benefit Option (COMPLETE FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE PRODUCT ONLY - NOT REQUIRED FOR TERM OR
         WHOLE LIFE.)
         [_] Level   [_] Increase by Cash Value   [_] Increase by Premium   [_] Increase by Premium Less Policy Factor

    (ii) Death Benefit Qualification Test (DBQT) - For IRS purposes, premiums will be tested using the Guideline Premium Test unless
         [_] Cash Value Accumulation Test is checked (not available on all products or with all riders).
         THE DBQT CANNOT BE CHANGED AFTER ISSUE UNLESS THE TERMS OF THE POLICY REQUIRE A CHANGE.

21.  Save Age? [_] Y   [_] N (IF NOT SAVING AGE, POLICY WILL BE CURRENT DATED.)

22.  Additional Benefits and Riders: (IF APPLICABLE)                           [_] Waiver of Premium

     [_] Supplemental Coverage $______________________                         [_] Waiver of Monthly Deductions

     [_] Term on Spouse/Other Insured Rider $______________________            [_] Waiver of Specified Premium $____________________
         (PLEASE COMPLETE SECTION B - APPLICANT INFORMATION
         - PROPOSED INSURED B)                                                 [_] Children's Term Insurance Rider
                                                                                   (COMPLETE CHILD'S SUPPLEMENT)

     [_] Accelerated Benefit Rider - An administrative charge of $300 is applicable. The requested portion of the death benefit will be subject to (check the applicable box): [_] an interest bearing lien against the policy for the single and joint life series of flexible premium adjustable life insurance policies; or [_] an actuarial discount reflecting early payment of amounts held under the policy for other life insurance policies.

     [_] Other Benefits and Riders (NOT LISTED ABOVE). (Please provide full details: e.g. coverage amounts/percentages/etc.):

____________________________________________________________________________________________________________________________________

     BILLING INSTRUCTIONS (AS AVAILABLE PER PRODUCT)

23.  Premium Mode: [_] Annual   [_] Semi-Annual   [_] Quarterly   [_] Monthly (EFT)   [_] Other ____________________________________

24a. Modal Planned                  24b.  Initial                        25.  Lump                        [_] 1035 Exchange
     Premium: $__________________         Premium: $__________________        Sum: $___________________

26.  Special Billing: (CHECK ONE, IF APPLICABLE)   [_] New List Bill   [_] Existing List Bill Number: ______________________________

27.  Source of Premium: _________________________________________________________  28. Automatic Premium Loan: [_] Y   [_] N
                          (INHERITANCE, LOAN, BUSINESS ACTIVITY)                      (COMPLETE FOR WHOLE LIFE ONLY.)

29.  Premium Notices To: (CHECK ONE ONLY.) (PLEASE NOTE WE CANNOT BILL TO YOUR AGENT.)
     [_] Owner in Question 31 [_] Owner in Question 37 [_] Insured at Business [_] Insured at Residence [_] Other (INDICATE BELOW)

30.  Special Instructions: _________________________________________________________________________________________________________
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
     OWNER INFORMATION (IF LEFT BLANK, PROPOSED INSURED(S) WILL BE OWNER)

31.  Owner Name

____________________________________________________________________________________________________________________________________

32.  Owner Address

____________________________________________________________________________________________________________________________________

33.  Relationship to Proposed Insured(s)                      34.  Owner Soc. Sec. No./TIN

____________________________________________________________________________________________________________________________________

35.  Date of Birth/Trust Date                                 36.  Citizen of (Country)

____________________________________________________________________________________________________________________________________

37.  Owner Name

____________________________________________________________________________________________________________________________________

38.  Owner Address

____________________________________________________________________________________________________________________________________

39.  Relationship to Proposed Insured(s)                      40.  Owner Soc. Sec. No./TIN

____________________________________________________________________________________________________________________________________

41.  Date of Birth/Trust Date                                 42.  Citizen of (Country)

____________________________________________________________________________________________________________________________________

43.  Is this policy being purchased as part of an employer owned life insurance program where the employer is the direct or indirect
     beneficiary of the policy? [_] Y   [_] N

     BENEFICIARY DESIGNATION (UNLESS OTHERWISE STATED BELOW, IF MULTIPLE BENEFICIARIES ARE NAMED IN A CLASS (PRIMARY, CONTINGENT),
     THE PROCEEDS ARE TO BE PAID EQUALLY TO THE SURVIVOR OR SURVIVORS, IF ANY, IN THE CLASS.)

     Select Primary (P) or Contingent (C) Beneficiary for each line completed. If Trust, check here [_].

44.  a. Name/Trust name & Trustees
[_]  P                                                                                b. Soc. Sec. No./TIN _________________________
[_]  C                                                                                c. Relationship to
___________________________________________________________________________________      Proposed Insured __________________________

45.  a. Name/Trust name & Trustees
[_]  P                                                                                b. Soc. Sec. No./TIN _________________________
[_]  C                                                                                c. Relationship to
___________________________________________________________________________________      Proposed Insured __________________________

46.  a. Name/Trust name & Trustees
[_]  P                                                                                b. Soc. Sec. No./TIN _________________________
[_]  C                                                                                c. Relationship to
___________________________________________________________________________________      Proposed Insured __________________________

47.  a. Name/Trust name & Trustees
[_]  P                                                                                b. Soc. Sec. No./TIN _________________________
[_]  C                                                                                c. Relationship to
___________________________________________________________________________________      Proposed Insured __________________________

48.  Special Instructions

____________________________________________________________________________________________________________________________________

     APPLICANT INFORMATION - PROPOSED INSURED A

49.  Are you considering stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or annuity, or are you considering using or borrowing funds from
     your existing policies or annuities to pay premiums due on the new or applied for policy?                         [_] Y   [_] N
     (IF "YES", PLEASE COMPLETE AND SIGN ALL REQUIRED REPLACEMENT FORMS.)

50.  Please list amounts of all inforce life insurance on your life, including any policies that have been sold.
     (PLEASE LIST IN THE BOX BELOW.)
     IF NONE, CHECK THIS BOX: [_]

    Please indicate the Type of coverage: Business (B); Key Person (K); or Personal (P).

                                       FACE        POLICY     ISSUE DATE       REPLACEMENT OR          1035
COMPANY                               AMOUNT       NUMBER     (MM/DD/YY)     CHANGE OF POLICY?       EXCHANGE            TYPE
------------------------------------------------------------------------------------------------------------------------------------
________________________________      $____     ____________  _____________     [_] Y  [_] N       [_] Y  [_] N      _______________
________________________________      $____     ____________  _____________     [_] Y  [_] N       [_] Y  [_] N      _______________
________________________________      $____     ____________  _____________     [_] Y  [_] N       [_] Y  [_] N      _______________
________________________________      $____     ____________  _____________     [_] Y  [_] N       [_] Y  [_] N      _______________
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
51.  Do you have any applications currently pending or do you plan to apply for new life or disability insurance
     coverage with any other company? (IF "YES," PLEASE PROVIDE DETAILS IN THE SPACE PROVIDED.)                        [_] Y   [_] N

COMPANY                               AMOUNT       TYPE (LIFE OR DISABILITY)      REASON POLICY APPLIED FOR
------------------------------------------------------------------------------------------------------------------------------------
__________________________________     $___        _________________________      __________________________
__________________________________     $___        _________________________      __________________________

52.  What is the total amount of new life insurance coverage that will be placed inforce with all companies including this application? $______________________________

53.  Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another
     person or entity? (IF "YES", PLEASE COMPLETE THE PREMIUM FINANCING SUPPLEMENT.)                                   [_] Y   [_] N

54.  Have you ever applied for life, health or disability insurance and been declined, postponed or charged an
     increased premium? (IF "YES", PROVIDE FURTHER INFORMATION IN THE "DETAILS" SPACE PROVIDED.)                       [_] Y   [_] N

____________________________________________________________________________________________________________________________________

     GENERAL RISK INFORMATION - PROPOSED INSURED A

55.  Do you now, or do you plan to fly, or have you flown during the past 2 years, as a pilot, student pilot or crew
     member? (IF "YES", AN AVIATION SUPPLEMENT IS REQUIRED; THIS INCLUDES BALLOON PILOTS.)                             [_] Y   [_] N

56.  Do you plan to participate, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, sky or scuba diving, or mountain, rock or technical climbing; or in similar sports? (IF "YES",
     AN AVOCATION SUPPLEMENT IS REQUIRED.)                                                                             [_] Y   [_] N

57.  Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year?
     (IF "YES", A FOREIGN TRAVEL OR RESIDENCE SUPPLEMENT IS REQUIRED.)                                                 [_] Y   [_] N

58.  In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol or other drugs, or had your driver's license suspended, restricted or revoked? (IF "YES," PLEASE
     INDICATE WHAT TYPE AND DATES IN THE "DETAILS" SPACE PROVIDED.)                                                    [_] Y   [_] N

____________________________________________________________________________________________________________________________________

59.  Have you ever been convicted of a felony? (IF "YES", PLEASE INDICATE TYPE, DATE AND CITY/STATE OF FELONY AND IF
     CURRENTLY ON PROBATION OR PAROLE, IN THE "DETAILS" SPACE PROVIDED.)                                               [_] Y   [_] N

____________________________________________________________________________________________________________________________________

60.  Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (IF "YES", PLEASE INDICATE IF RETIRED OR ACTIVE; LIST BRANCH OF SERVICE,
     RANK, DUTIES, MOBILIZATION CATEGORY AND CURRENT DUTY STATION; IF A NOTICE OF DEPLOYMENT HAS BEEN RECEIVED, TO
     WHERE AND WHEN; IN THE "DETAILS" SPACE PROVIDED.)                                                                 [_] Y   [_] N

____________________________________________________________________________________________________________________________________

61.  Have you ever used tobacco or products containing nicotine (including, but not limited to, chew tobacco, snuff,
     nicotine gum and/or patches)? (IF "YES", LIST BELOW.)                                                             [_] Y   [_] N

                             DATE FIRST USED:           DATE LAST USED:
         TYPE:                 (MONTH/YEAR)              (MONTH/YEAR)                 AMOUNT AND FREQUENCY:
------------------------------------------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

     MEDICAL INFORMATION - PROPOSED INSURED A (ANSWER THIS SECTION ONLY WHEN REQUIRED.)

62.  Provide full name/address/phone number of personal physician(s) and any other physicians seen within the past 5 years.

____________________________________________________________________________________________________________________________________

     a. Date and reason of last visit:

____________________________________________________________________________________________________________________________________

     b. Tests performed & treatment received:

____________________________________________________________________________________________________________________________________

63.  Height _______ ft. / _______ in.   a. Has your weight changed by more than 10 pounds during the past 12 months? [_] Y   [_] N
     Weight ___________ lbs.            b. If "Yes," by how many pounds? __________ [_] Gain  [_] Loss

64.                                                     DIABETES, CANCER, HEART DISEASE?
                      AGE IF LIVING & HEALTH STATUS            (INCLUDE AGE OF ONSET)          AGE AT DEATH & CAUSE
------------------------------------------------------------------------------------------------------------------------------------
     a. Father        _____________________________     ________________________________       _____________________________________

     b. Mother        _____________________________     ________________________________       _____________________________________

     c. Sibling(s)    _____________________________     ________________________________       _____________________________________

     _____________    _____________________________     ________________________________       _____________________________________

65.  DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN.
     ATTACH AN ADDITIONAL SHEET OF PAPER IF NECESSARY.)

____________________________________________________________________________________________________________________________________
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
[Lincoln Financial Group(R) LOGO]                                                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                                             Service Office: PO Box 21008, Greensboro, NC 27420-1008
                                                                                          (hereinafter referred to as "the Company")

SECTION A - HEALTH SUMMARY - PROPOSED INSURED A

APPLICANT INFORMATION - PROPOSED INSURED A

(Complete if not submitting a Medical Supplement - Part II of Application or to initiate underwriting process. See Underwriting
Guidelines for further details.)

1.   Proposed Insured A                                                         2.   Date of Birth
     (FIRST, MIDDLE, LAST)                                                           (MM/DD/YY)
_____________________________________________________________________________   ____________________________________________________

-    IF YOU ANSWER "YES" TO ANY OF THE FOLLOWING QUESTIONS, PLEASE PROVIDE FURTHER INFORMATION IN THE "DETAILS" SPACE PROVIDED.

                                                                                                                          YES    NO

3.   Have you had or been advised by a licensed medical professional to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test or are you now planning to seek medical advice or treatment for any reason
     (excluding HIV tests)?                                                                                               [_]   [_]

4.   Have you been a patient in a hospital, clinic, sanatorium or other medical facility, or been advised by a licensed
     medical professional to have any hospitalization or surgery which has not been completed?                            [_]   [_]

5.   HAVE YOU EVER HAD, OR BEEN TOLD BY A LICENSED MEDICAL PROFESSIONAL TO SEEK TREATMENT BECAUSE OF ANY OF THE FOLLOWING:

     a.   Chest pain, palpitations, high blood pressure, heart disease, heart murmur, heart failure or other disorders
          of the heart or blood vessels?                                                                                  [_]   [_]

     b.   Any tumor, cancer, cysts, melanoma, lymphoma or any disorder of the lymph nodes?                                [_]   [_]

     c.   Anemia, leukemia, clotting disorder or any other blood disorder?                                                [_]   [_]

     d.   Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?                              [_]   [_]

     e.   Asthma, emphysema, allergies, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or shortness of
          breath or any other disorder of the respiratory system?                                                         [_]   [_]

     f.   Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other neurologic or brain disorder?               [_]   [_]

     g.   Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any
          other emotional condition?                                                                                      [_]   [_]

     h.   Ulcers, colitis, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the
          stomach, esophagus, liver, intestines, gallbladder, or pancreas?                                                [_]   [_]

     i.   Any complications of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix,
          kidney or urinary bladder?                                                                                      [_]   [_]

     j.   Arthritis, gout, or any disorder of the back, spine, muscles, nerves, bones, joints or skin?                    [_]   [_]

     k.   Any disorder of the eyes, ears, nose or throat?                                                                 [_]   [_]

     l.   Any mental or physical disorder or medically or surgically treated condition not listed above?                  [_]   [_]

6.   Have you ever been diagnosed by or received treatment from a licensed medical professional for Acquired
     Immunodeficiency Syndrome (AIDS), or AIDS Related Complex (ARC)?                                                     [_]   [_]

7.   Do you use alcoholic beverages? (IF "YES", PROVIDE TYPE, FREQUENCY & AMOUNT.)                                        [_]   [_]

     Type ________________ Frequency _______________________________ Amount ______________________

8.   Have you ever been treated for drug or alcohol abuse or been advised by a licensed medical professional to limit
     your use of alcohol or any medication, prescribed or not?                                                            [_]   [_]

9.   In the past 5 years have you used cocaine, marijuana, or other non-prescription stimulants (not including
     caffeine), depressants, or narcotics?                                                                                [_]   [_]

10.  List all medication and dosages you are currently taking or have taken in the last 30 days, including prescriptions, over the counter drugs, aspirin and herbal supplements.

____________________________________________________________________________________________________________________________________

11.  DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN.
     ATTACH AN ADDITIONAL SHEET OF PAPER IF NECESSARY.)

____________________________________________________________________________________________________________________________________
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
[Lincoln Financial Group(R) LOGO]                                                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                                             Service Office: PO Box 21008, Greensboro, NC 27420-1008
                                                                                          (hereinafter referred to as "the Company")

SECTION B - APPLICANT INFORMATION - PROPOSED INSURED B

APPLICANT INFORMATION - PROPOSED INSURED B

1.   Proposed Insured B                                                                            2.   [_] Male
     (FIRST, MIDDLE, LAST)                                                                              [_] Female
________________________________________________________________________________________________

3.   Date of Birth (If over age 70, please complete Section D.)   4.   Soc. Sec. No.               5.   Are you a citizen of the
     (MM/DD/YY)                                                                                         United States?  [_] Y  [_] N
                                                                                                        If "No," what country?
____________________________________________________________________________________________________________________________________

6.   Place of Birth (STATE, COUNTRY)                              7.   Driver's License # & State
____________________________________________________________________________________________________________________________________

8.   Home Address
     (STREET, CITY, STATE, ZIP)
____________________________________________________________________________________________________________________________________

9.   Occupation/Duties                                            10.  Employer
____________________________________________________________________________________________________________________________________

11.  Business Address
     (STREET, CITY, STATE, ZIP)
____________________________________________________________________________________________________________________________________

12.  Annual Earned                                                13.  Annual Unearned             14.  Net
     Income $_________________                                         Income $ ________________        Worth $_____________________

15.  In the last 5 years have you filed for                       16.  Primary Phone #   [_] AM    17.  Work Phone #   [_] AM
     bankruptcy?  [_] Y [_] N                                                            [_] PM                        [_] PM

     (IF "YES," PLEASE COMPLETE THE FINANCIAL SUPPLEMENT.)

____________________________________________________________________________________________________________________________________

18.  Beneficiary for applicable Rider: a. Name
____________________________________________________________________________________________________________________________________

     b.   Soc Sec. No./TIN                                        c.   Relationship to
                                                                       Proposed Insured B
____________________________________________________________________________________________________________________________________

19.  Are you considering stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or annuity, or are you considering using or borrowing funds from
     your existing policies or annuities to pay premiums due on the new or applied for policy?                         [_] Y   [_] N
     (IF "YES", PLEASE COMPLETE AND SIGN ALL REQUIRED REPLACEMENT FORMS.)

20.  Please list amounts of all inforce life insurance on your life, including any policies that have been sold. (PLEASE LIST IN THE
     BOX BELOW.)
     IF NONE, CHECK THIS BOX: [_]

     Please indicate the Type of coverage: Business (B); Key Person (K); or Personal (P).

                          FACE             POLICY         ISSUE DATE           REPLACEMENT OR            1035
COMPANY                   AMOUNT           NUMBER         (MM/DD/YY)         CHANGE OF POLICY?         EXCHANGE          TYPE
------------------------------------------------------------------------------------------------------------------------------------
_____________________     $_____          ________        ___________           [_] Y [_] N            [_] Y [_] N    ______________
_____________________     $_____          ________        ___________           [_] Y [_] N            [_] Y [_] N    ______________
_____________________     $_____          ________        ___________           [_] Y [_] N            [_] Y [_] N    ______________
_____________________     $_____          ________        ___________           [_] Y [_] N            [_] Y [_] N    ______________

21.  Do you have any applications currently pending or do you plan to apply for new life or disability insurance
     coverage with any other company? (IF "YES," PLEASE PROVIDE DETAILS IN THE SPACE PROVIDED.)                        [_] Y   [_] N

Company                   Amount           Type (Life or Disability)         Reason Policy Applied For
------------------------------------------------------------------------------------------------------------------------------------
_____________________     $_____          ___________________________        __________________________
_____________________     $_____          ___________________________        __________________________

22.  What is the total amount of new life insurance coverage that will be placed inforce with all companies including this application? $______________________________

23.  Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another
     person or entity? (IF "YES", PLEASE COMPLETE THE PREMIUM FINANCING SUPPLEMENT.)                                   [_] Y   [_] N

24.  Have you ever applied for life, health or disability insurance and been declined, postponed or charged an
     increased premium? (IF "YES", PROVIDE FURTHER INFORMATION IN THE "DETAILS" SPACE PROVIDED.)                       [_] Y   [_] N


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     GENERAL RISK INFORMATION - PROPOSED INSURED B

25.  Do you now, or do you plan to fly, or have you flown during the past 2 years, as a pilot, student pilot or crew
     member? (IF "YES", AN AVIATION SUPPLEMENT IS REQUIRED; THIS INCLUDES BALLOON PILOTS.)                             [_] Y   [_] N

26.  Do you plan to participate, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, sky or scuba diving, or mountain, rock or technical climbing; or in similar sports? (IF "YES",
     AN AVOCATION SUPPLEMENT IS REQUIRED.)                                                                             [_] Y   [_] N

27.  Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year? (IF
     "YES", A FOREIGN TRAVEL OR RESIDENCE SUPPLEMENT IS REQUIRED.)                                                     [_] Y   [_] N

28.  In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol or other drugs, or had your driver's license suspended, restricted or revoked? (IF "YES," PLEASE
     INDICATE WHAT TYPE AND DATES IN SPACE PROVIDED BELOW.)                                                            [_] Y   [_] N

29.  Have you ever been convicted of a felony? (IF "YES", PLEASE INDICATE TYPE, DATE AND CITY/STATE OF FELONY AND IF
     CURRENTLY ON PROBATION OR PAROLE, IN SPACE PROVIDED BELOW.)                                                       [_] Y   [_] N

30.  Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (IF "YES", PLEASE INDICATE IF RETIRED OR ACTIVE; LIST BRANCH OF SERVICE,
     RANK, DUTIES, MOBILIZATION CATEGORY AND CURRENT DUTY STATION; IF A NOTICE OF DEPLOYMENT HAS BEEN RECEIVED, TO
     WHERE AND WHEN; ON THE SPACE PROVIDED BELOW.)                                                                     [_] Y   [_] N

31.  Have you ever used tobacco or products containing nicotine (including, but not limited to, chew tobacco, snuff,
     nicotine gum and/or patches)? (IF "YES", LIST BELOW.)                                                             [_] Y   [_] N

                           DATE FIRST USED:                  DATE LAST USED:
     TYPE                    (MONTH/YEAR)                     (MONTH/YEAR)                    AMOUNT AND FREQUENCY:
------------------------------------------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

     MEDICAL INFORMATION - PROPOSED INSURED B (ANSWER THIS SECTION ONLY WHEN REQUIRED.)

32.  Provide full name/address/phone number of personal physician(s) and any other physicians seen within the past 5 years.

     a. Date and reason of last visit: _____________________________________________________________________________________________

     b. Tests performed & treatment received:_______________________________________________________________________________________

33.  Height ________ ft. / ________ in. a. Has your weight changed by more than 10 pounds during the past 12 months? [_] Y   [_] N
     Weight ___________ lbs.            b. If "Yes," by how many pounds? ____________ [_] Gain   [_] Loss

34.                                                          DIABETES, CANCER, HEART DISEASE?
                AGE IF LIVING & HEALTH STATUS                     (INCLUDE AGE OF ONSET)                 AGE AT DEATH & CAUSE
------------------------------------------------------------------------------------------------------------------------------------
a. Father
             _______________________________________________________________________________________________________________________
b. Mother
             _______________________________________________________________________________________________________________________
c. Sibling(s)
             _______________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

35.  DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN. ATTACH AN
     ADDITIONAL SHEET OF PAPER IF NECESSARY.)
____________________________________________________________________________________________________________________________________
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
[Lincoln Financial Group(R) LOGO]                                                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                                             Service Office: PO Box 21008, Greensboro, NC 27420-1008
                                                                                          (hereinafter referred to as "the Company")

SECTION C - HEALTH SUMMARY - PROPOSED INSURED B

     APPLICANT INFORMATION - PROPOSED INSURED B

(Complete if not submitting a Medical Supplement - Part II of Application or to initiate underwriting process.
See Underwriting Guidelines for further details.)

1.   Proposed Insured B                                                               2.   Date of Birth
     (FIRST, MIDDLE, LAST):                                                               (MM/DD/YY):

____________________________________________________________________________________________________________________________________

-    IF YOU ANSWER "YES" TO ANY OF THE FOLLOWING QUESTIONS, PLEASE PROVIDE FURTHER INFORMATION IN THE "DETAILS" SPACE PROVIDED.

                                                                                                                          YES    NO

3.   Have you had or been advised by a licensed medical professional to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test or are you now planning to seek medical advice or treatment for any reason
     (excluding HIV tests)?                                                                                               [_]   [_]

4.   Have you been a patient in a hospital, clinic, sanatorium or other medical facility, or been advised by a licensed
     medical professional to have any hospitalization or surgery which has not been completed?                            [_]   [_]

5.   HAVE YOU EVER HAD, OR BEEN TOLD BY A LICENSED MEDICAL PROFESSIONAL TO SEEK TREATMENT BECAUSE OF ANY OF THE
     FOLLOWING:

     a.   Chest pain, palpitations, high blood pressure, heart disease, heart murmur, heart failure or other disorders
          of the heart or blood vessels?                                                                                  [_]   [_]

     b.   Any tumor, cancer, cysts, melanoma, lymphoma or any disorder of the lymph nodes?                                [_]   [_]

     c.   Anemia, leukemia, clotting disorder or any other blood disorder?                                                [_]   [_]

     d.   Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?                              [_]   [_]

     e.   Asthma, emphysema, allergies, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or shortness of
          breath or any other disorder of the respiratory system?                                                         [_]   [_]

     f.   Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other neurologic or brain disorder?               [_]   [_]

     g.   Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any
          other emotional condition?                                                                                      [_]   [_]

     h.   Ulcers, colitis, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the stomach,
          esophagus, liver, intestines, gallbladder, or pancreas?                                                         [_]   [_]

     i.   Any complications of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix,
          kidney or urinary bladder?                                                                                      [_]   [_]

     j.   Arthritis, gout, or any disorder of the back, spine, muscles, nerves, bones, joints or skin?                    [_]   [_]

     k.   Any disorder of the eyes, ears, nose or throat?                                                                 [_]   [_]

     l.   Any mental or physical disorder or medically or surgically treated condition not listed above?                  [_]   [_]

6.   Have you ever been diagnosed by or received treatment from a licensed medical professional for Acquired
     Immunodeficiency Syndrome (AIDS), or AIDS Related Complex (ARC)?                                                     [_]   [_]

7.   Do you use alcoholic beverages? (IF "YES", PROVIDE TYPE, FREQUENCY & AMOUNT.)                                        [_]   [_]

     Type ________________ Frequency _______________________________ Amount ______________________

8.   Have you ever been treated for drug or alcohol abuse or been advised by a licensed medical professional to limit
     your use of alcohol or any medication, prescribed or not?                                                            [_]   [_]

9.   In the past 5 years have you used cocaine, marijuana, or other non-prescription stimulants (not including
     caffeine), depressants, or narcotics?                                                                                [_]   [_]

10.  List all medication and dosages you are currently taking or have taken in the last 30 days, including prescriptions, over the counter drugs, aspirin and herbal supplements.

____________________________________________________________________________________________________________________________________

11.  DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN. ATTACH AN
     ADDITIONAL SHEET OF PAPER IF NECESSARY.)

____________________________________________________________________________________________________________________________________
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
[Lincoln Financial Group(R) LOGO]                                                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                                             Service Office: PO Box 21008, Greensboro, NC 27420-1008
                                                                                          (hereinafter referred to as "the Company")

SECTION D - DEFINED AGE QUESTIONNAIRE
(COMPLETE IF EITHER PROPOSED INSURED IS AGE 70 OR OVER.)

1.   Proposed Insured A (FIRST, MIDDLE, LAST) ______________________________________________________________________________________

2.   Proposed Insured B (FIRST, MIDDLE, LAST) ______________________________________________________________________________________

                                                                                                           PROPOSED       PROPOSED
                                                                                                           INSURED A      INSURED B
                                                                                                         ------------   ------------
3.   Will you, the proposed insured and/or beneficiary, and/or any entity on your behalf, receive any compensation as an inducement to purchase the policy, whether via the form of cash, property, an
     agreement to receive money in the future, or otherwise, if this policy is issued?                   [_] Y  [_] N   [_] Y  [_] N

4.   Have you, the proposed insured, been involved in any discussion about the possible sale or assignment of this policy to an unrelated third party, as an inducement to purchase the life insurance policy? Have you been involved in any discussion about the possible sale or assignment of a beneficial interest in a trust, limited liability company or other entity created or to be
     created on your behalf which will have an ownership or beneficial interest in this policy?          [_] Y  [_] N   [_] Y  [_] N

5.   Have you, the proposed insured, been involved in any discussion about the projected value of this policy in a future sale to an unrelated third party? Do you, the proposed insured, understand that estimated values of policies in the life settlement or other secondary marketplace are not guaranteed and that you may not be able to sell your policy for any amount in excess of the cash
     surrender value?                                                                                    [_] Y  [_] N   [_] Y  [_] N

6.   Have you, the proposed insured, ever sold a policy to a life settlement, viatical or other
     secondary market provider, or are you in the process of selling a policy?                           [_] Y  [_] N   [_] Y  [_] N

7.   DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN.
     ATTACH AN ADDITIONAL SHEET OF PAPER IF NECESSARY.)

____________________________________________________________________________________________________________________________________

     OWNER INFORMATION

8.   Owner Name ___________________________________________________________________________________________________         OWNER
                                                                                                                        ------------
9.   Will you, the proposed owner and/or beneficiary, and/or any entity on your behalf, receive any compensation as an inducement to purchase the policy, whether via the form of cash, property, an agreement to receive money in
     the future, or otherwise, if this policy is issued?                                                                [_] Y  [_] N

10.  Have you, the proposed owner, been involved in any discussion about the possible sale or assignment of this policy to an unrelated third party, as an inducement to purchase the life insurance policy? Have you been involved in any discussion about the possible sale or assignment of a beneficial interest in a trust, limited
     liability company or other entity created or to be created on your behalf?                                         [_] Y  [_] N

11.  Have you, the owner, been involved in any discussion about the projected value of this policy in a future sale to an unrelated third party? Do you, the owner, understand that estimated values of policies in the life settlement or other secondary marketplace are not guaranteed and that you may not be able to sell your policy
     for any amount in excess of the cash surrender value?                                                              [_] Y  [_] N

12.  Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another
     person or entity? (IF "YES", PLEASE COMPLETE THE PREMIUM FINANCING APPLICATION SUPPLEMENT.)                        [_] Y  [_] N

13.  DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN.
     ATTACH AN ADDITIONAL SHEET OF PAPER IF NECESSARY.)

____________________________________________________________________________________________________________________________________
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                                       3D

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
SERVICE OFFICE ENDORSEMENTS (FOR COMPANY USE ONLY. WE WILL ATTACH ADDITIONAL DOCUMENTATION AS NEEDED.)

SUITABILITY

COMPLETE ONLY IF APPLYING FOR VARIABLE LIFE INSURANCE AND SUBMIT ALLOCATION FORM(S) WITH THIS APPLICATION:

1.   Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received a current
     Prospectus for the policy applied for and have you had sufficient time to review it?                              [_] Y   [_] N

2.   Do you understand that the amount and duration of the death benefit may increase or decrease depending on the
     investment performance of funds in the Separate Account?                                                          [_] Y   [_] N

3.   Do you understand that the cash values may increase or decrease depending on the investment performance of the
     funds held in the Separate Account?                                                                               [_] Y   [_] N

4.   With this in mind, do you believe that the policy applied for is in accord with your insurance objective and
     your anticipated financial needs?                                                                                 [_] Y   [_] N

CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT (SUBJECT TO ANY SPECIFIED MINIMUM
GUARANTEES). THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH
BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

AGREEMENT AND ACKNOWLEDGEMENT

I, the Owner, certify that the tax identification or social security number as provided by me is correct. I also certify that I am not subject to backup withholding.

Each of the Undersigned declares that:

1.   This Application consists of: a) Part I (including Sections A-D if needed); b) Part II Medical Application, if required; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for and are attached to and made a part of the policy. This Application for Life Insurance -
     Part I shall be complete when it includes Applicant Information - Proposed Insured A, and any or none of the following (please check, as applicable, included Sections A-D):

     [_] Section A - Health Summary-Proposed Insured A,       [_] Section B - Applicant Information -Proposed Insured B,

     [_] Section C - Health Summary-Proposed Insured B, and   [_] Section D - Defined Age Questionnaire.

2.   I/We further agree that (except as provided in the Temporary Life Insurance Agreement if advance payment has been made and acknowledged below and such Agreement issued), insurance will take effect under the Policy only when: 1) the Policy has been delivered to and accepted by me/us; 2) the initial premium has been paid in full during the lifetime of the Proposed
     Insured(s); and 3) the Proposed Insured(s) remain in the same state of health and insurability as described in each part of the application at the time conditions 1) and 2) are met.

     I/WE HAVE PAID $ ________________ to the Agent/Representative IN EXCHANGE FOR THE TEMPORARY LIFE INSURANCE AGREEMENT, and I/we
     acknowledge that I/we fully understand and accept its terms. (PLEASE COMPLETE TEMPORARY LIFE INSURANCE AGREEMENT AND SUBMIT
     WITH APPLICATION.)

3.   No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company's requirements.

4.   If you are applying for an accelerated benefit rider, please note the following: (a) Receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable; and (b) No separate premium is payable for the accelerated benefit rider.

5.   I HAVE READ, or have had read to me, the completed Application for Life Insurance before signing below. All statements and answers in this application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. I understand that any material misrepresentations may result in the loss of coverage under the policy. I confirm that upon receipt of the contract I will review the answers recorded on the application. I will notify the Company immediately if any information in the application is incorrect. Caution: If your answers on this application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

6.   For employer owned life insurance policies, the owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

7.   Any administrative changes made by the Company will be shown under "Service Office Endorsements". Acceptance of a policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.
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                                        4

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
TRUST VERIFICATION

I/WE hereby certify that the Trustee(s) named in this application are the Trustee(s) for the named Trust, which is in full force and effect. The Company assumes no obligation to inquire into the terms of any trust agreement affecting this policy and shall not be held liable for any party's compliance with the terms thereof. The Company may rely solely upon the signature(s) of the Trustee(s)
named in this application to any receipt, release or waiver, or to any transfer or other instrument affecting this policy or any options, privileges or benefits thereunder. Unless otherwise indicated, the signature(s) of all Trustee(s) named, or their successors, will be required to exercise any contractual right under the policy. The Company shall have no obligation to see to the use or application of any funds paid to the Trustee(s) in accordance with the terms of the policy. Any such payment made by the
Company to the Trustee(s) shall fully discharge the Company with respect to any amounts so paid.

AUTHORIZATION

Each of the undersigned declares that:

I/We authorize any medical professional, hospital or other medical institution, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me/us or my/our physical or mental health or insurability to disclose that information to the Company, its reinsurers, or any other party acting on the Company's behalf. I/We authorize the Company to disclose information related to my insurability to MIB, Inc., and to other insurers to whom I/we may apply for coverage.

I/We acknowledge receipt of the Privacy Notice and the Important Notice containing the Investigative Consumer Report and MIB, Inc.
information.

I hereby authorize the Company to obtain an Investigative Consumer Report.

This authorization shall be valid for 24 months after it is signed. A photographic copy of this authorization shall be as valid as the original. I/We understand that I/we may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.

The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life policy.

[_] I elect to be interviewed if an Investigative Consumer Report is prepared.

SIGNATORY SECTION

Signed in _________________________________________, this ___________  day of _________________________    _________________________
                          (state)                                                       (month)                     (year)


----------------------------------------------------------------   ----------------------------------------------------------------
SIGNATURE OF PROPOSED INSURED A                                    SIGNATURE OF PROPOSED INSURED B (If coverage applied for)
(Parent or Guardian if under 14 years and 6 months of age)         (Parent or Guardian if under 14 years and 6 months of age)


----------------------------------------------------------------   ----------------------------------------------------------------
SIGNATURE OF APPLICANT/OWNER/TRUSTEE                               SIGNATURE OF APPLICANT/OWNER/TRUSTEE
(If other than Proposed Insured)                                   (If other than Proposed Insured)
(Provide Officer's Title if policy is owned by a Corporation)      (Provide Officer's Title if policy is owned by a Corporation)

TO BE COMPLETED BY AGENT ONLY

(i)  Does the applicant have any existing life insurance policies or annuities? [_] Y   [_] N

(ii) Do you know or have you any reason to believe that replacement of insurance is involved? [_] Y   [_] N
     If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.

I declare that I have accurately answered all questions contained in this section.

I declare that I have provided each Proposed Insured and Owner(s) with the Important Notice as well as a copy of the Privacy
Practices Notice.


----------------------------------------------------------------   ----------------------------------------------------------------
SIGNATURE OF LICENSED AGENT, BROKER OR REGISTERED REPRESENTATIVE   NAME OF LICENSED AGENT, BROKER OR REGISTERED REPRESENTATIVE
                                                                   (Please Print)

APPLICABLE TO VARIABLE LIFE ONLY

I have reviewed the Application, Supplements, New Account Form and allocation forms and find the transaction suitable.


----------------------------------------------------------------   ----------------------------------------------------------------
SIGNATURE OF REGISTERED PRINCIPAL OF BROKER/DEALER                 NAME OF REGISTERED PRINCIPAL OF BROKER/DEALER (Please Print)
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                                        5